EXHIBIT 23.1
Ford Motor Company
The American Road
Dearborn, Michigan
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ford Motor Company (the “Company”) of our reports dated March 1, 2006, except for the effect of the restatement described in Note 28 of the Notes to the Financial Statements and the matter described in the penultimate paragraph of Management’s Report on Internal Control Over Financial Reporting, as to which the date is November 14, 2006, and except for the change in reportable segments described in Notes 10, 22 and 24 of the Notes to the Financial Statements, as to which the date is December 5, 2006, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting appearing under Item 9A in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2005) and the effectiveness of internal control over financial reporting, which appear in the Company’s Current Report on Form 8-K dated December 5, 2006.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan
December 6, 2006